UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007 (May 4, 2007)

MIT HOLDING, INC.
________________________________________________________
(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202
Savannah, Georgia 31406
__________________________________________
(Address of principal executive offices, including zip code)

(912) 925-1905
_______________________________________________
(Registrant's telephone number, including area code)

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 4 2007, the Registrant engaged Drakeford & Drakeford, LLC. On May 4 2007, the Registrant’s former independent accountants, Malone & Bailey, P.C. were dismissed as independent accounts of the Registrant. The change of independent accountants was approved by the Board of Directors of the Company to take effect in connection with the acquisition by the Registrant of Medical Infusion Group, Inc. on May 2, 2007.

The former independent accountant’s reports on the Company’s financial statements for the last two fiscal years did not contain any adverse opinions or disclaimer opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant’s reports did not include any disclosure of uncertainty regarding the Company’s ability to continue as a going concern.

During the Registrant’s last two fiscal years there were no disagreements between the Registrant and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report. The Registrant has requested that Malone & Bailey, P.C. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 19, 2007, the Registrant amended its Certificate of Incorporation by filing a Certificate of Amendment of Certificate of Incorporation. The Certificate of Amendment reduced the amount of authorized common stock from One Billion shares, par value $.000001 each to Two Hundred Fifty Million shares, par value $.000001.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1   Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MIT Holding, Inc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIT HOLDING, INC.

By:	/s/ William C.Parker
Name: William C. Parker
Title: Chief Executive Officer

Dated: June 25, 2007